Exhibit 99.2
Etsy Announces Pricing of $650 Million of Convertible Senior Notes Offering

BROOKLYN, N.Y., June 12, 2025-Etsy, Inc. (Nasdaq: ETSY), which operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world, today announced the pricing of $650 million aggregate principal amount of 1.00% convertible senior notes due 2030 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Etsy also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $50 million aggregate principal amount of notes. The sale of the notes is expected to close on June 16, 2025, subject to customary closing conditions.

The notes will be general unsecured obligations of Etsy and will accrue interest payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025, at a rate of 1.00% per year. The notes will mature on June 15, 2030, unless earlier converted, redeemed or repurchased. The initial conversion rate will be 11.6570 shares of Etsy’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $85.79 per share). The initial conversion price of the notes represents a premium of approximately 42.5% over the last reported sale price of Etsy’s common stock on June 11, 2025. The notes will be convertible into cash, shares of Etsy’s common stock or a combination of cash and shares of Etsy’s common stock, at Etsy’s election.

Etsy may redeem for cash all or (subject to certain limitations) any portion of the notes, at its option, on or after June 20, 2028 if the last reported sale price of Etsy’s common stock has been at least 130% of the conversion price of the notes then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Etsy provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Etsy provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If Etsy undergoes a “Fundamental Change” (as defined in the indenture governing the notes), subject to certain conditions and limited exceptions, holders of the notes may require Etsy to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the notes or if Etsy delivers a notice of redemption in respect of the notes, Etsy will, in certain circumstances, increase the conversion rate of the notes for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption in connection with such notice of redemption, as the case may be.

Etsy estimates that the net proceeds from the offering will be approximately $639.3 million (or approximately $688.5 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Etsy. Etsy expects to use approximately $150.0 million of the net proceeds from the offering to repurchase shares of Etsy’s common stock as described below, and the remainder of the net proceeds from the offering for general corporate purposes, which may include the repayment or repurchase, at or prior to maturity, of our existing debt securities.

Neither the notes nor any shares of Etsy’s common stock issuable upon conversion of the notes have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Concurrently with the pricing of the offering, Etsy entered into privately negotiated transactions effected with or through one of the initial purchasers or its affiliates to use approximately $150.0 million of the net proceeds from the offering to repurchase shares of Etsy’s common stock at a repurchase price per share equal to $60.20 (the last reported sale price per share of Etsy’s common stock on June 11,

Exhibit 99.2
2025). In addition, following the offering Etsy may repurchase additional shares of Etsy’s common stock pursuant to its existing stock repurchase program. These repurchases could increase (or reduce the size of any decrease in) the market price of Etsy’s common stock or the notes. In the case of repurchases effected concurrently with the offering, this activity could have affected the market price of Etsy’s common stock prior to, concurrently with or shortly after the pricing of the notes, and could have resulted in a higher effective conversion price for the notes.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Etsy

Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. These marketplaces share a mission to “Keep Commerce Human,” and we’re committed to using the power of business and technology to strengthen communities and empower people. Our primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.

Etsy, Inc. also owns fashion resale marketplace Depop. Etsy’s marketplaces operate independently, while benefiting from shared expertise in product, marketing, technology, and customer support.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the expected closing of the offering and the share repurchases, the anticipated use of proceeds from the offering, the timing or amount of any repurchases of common stock by Etsy and the potential impact of the foregoing or related transactions on dilution to holders of Etsy’s common stock or the market price of Etsy’s common stock or the notes. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “enables,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and derivative forms and/or the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Etsy expects. These risks and uncertainties include market risks, trends and conditions. These risks and uncertainties are more fully described in Etsy’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Etsy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and subsequent reports that Etsy files with the Securities and Exchange Commission. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Etsy’s beliefs and assumptions only as of the date of this press release. Etsy disclaims any obligation to update forward-looking statements.

Investor Relations Contact:

Deb Wasser, Vice President, Investor Relations
ir@etsy.com

or

Sarah Marx, Senior Director, Investor Relations
ir@etsy.com

Media Relations Contact:

Exhibit 99.2
Lauren Bayse, Senior Director, Corporate Communications
press@etsy.com